As filed with the Securities and Exchange Commission on October 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIT DIGITAL, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	6199	98-1606989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, Suite 30

New York, New York 10001

(212) 463-5121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bit Digital USA, Inc.

31 Hudson Yards, Floor 11, Suite 30

New York, New York 10001

(212) 463-5121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Laura Katherine Mann Bryson Manning White & Case LLP 609 Main Street, Suite 2900 Houston, Texas 77002 (713) 496-9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance, and sale by us of the securities identified below from time to time in one or more offerings; and

●	a sales agreement prospectus supplement covering the offering, issuance, and sale by us of up to a maximum aggregate offering price of up to $2.5 billion of our ordinary shares that may be issued and sold from time to time pursuant to an at-the-market offering agreement, dated April 29, 2025, as amended on October 31, 2025 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The Sales Agreement prospectus supplement immediately follows the base prospectus.

PROSPECTUS

Ordinary Shares
Preference Shares
Debt Securities
Warrants
Units
Subscription Rights

Bit Digital, Inc. (“we” or “us”) may offer and sell the securities listed above from time to time, together or separately, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from such sales by us will be set forth in the prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTBT.” On October 30, 2025, the last reported sale price of our ordinary shares on Nasdaq was $3.54 per share. We will apply to list any ordinary shares sold by us pursuant to this prospectus and any prospectus supplement on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” section beginning on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement or in the documents incorporated by reference herein concerning factors you should consider before investing in our securities. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is October 31, 2025.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus and, if required, a prospectus supplement, we, may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide, to the extent required by law, a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of that offering. Any prospectus supplement and, if necessary, the pricing supplement, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus, any applicable prospectus supplement and any pricing supplement, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

Any prospectus supplement and, if necessary, the pricing supplement, will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. Any prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, we use the terms “Bit Digital,” “we,” “us” and “our” to refer to Bit Digital, Inc. and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025) (the “FY2024 Form 10-K”);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 14, 2025);

●	Schedule 14A Proxy Statement filed on April 10, 2025 (excluding any portions thereof that would not be included in the Part III information of an Annual Report on Form 10-K);

●	our Current Reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, April 15, 2025, April 16, 2025, May 23, 2025, May 23, 2025, June 25, 2025, June 25, 2025, June 27, 2025, July 15, 2025, July 29, 2025, August 8, 2025, September 10, 2025, September 17, 2025, September 19, 2025, September 22, 2025, September 24, 2025, September 25, 2025, September 29, 2025 and October 2, 2025; and

●	the description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F for the year ended December 31, 2023 (filed on March 18, 2024).

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits under Item 9.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Bit Digital, Inc.

31 Hudson Yards, Floor 11, Suite 30

New York, New York 10001

Attention: Corporate Secretary

(212) 463-5121

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any applicable prospectus supplement or pricing supplement, any related company free writing prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “will,” “plans,” “anticipates,” “indicates,” “intends,” “believes,” “forecast,” “guidance,” “outlook,” “plans” or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, any applicable prospectus supplement or pricing supplement, and any related company free writing prospectus could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under “Risk Factors.”

BIT DIGITAL, INC.

We are a publicly traded digital asset and digital infrastructure platform. Our digital assets business is focused on Ethereum (ETH)-native treasury and staking strategies. We began accumulating and staking ETH in 2022 and now operate one of the largest institutional Ethereum staking infrastructures globally. Our platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the ETH ecosystem, we aim to deliver secure, scalable, and compliant access to onchain yield. Our digital infrastructure business is focused on our controlling majority equity stake in WhiteFiber Inc. (Nasdaq: WYFI), a leading provider of AI infrastructure and HPC solutions.

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY 10001. Our telephone number is (212) 463-5121, and our website address is https://bit-digital.com/. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. See the “Risk Factors” section of our most recent Annual Report on Form 10-K, and any other reports that we may file from time to time with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which may include acquiring digital assets; capital expenditures, potential investments, acquisitions and other business opportunities relating to digital assets or digital infrastructure; other potential acquisitions; repayment, repurchase or refinancing of debt, and general working capital. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final court of appeal for British overseas territories, such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States and provide less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. There is also uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may experience difficulties in effecting service of legal process and enforcing judgments against us and our management, and the ability of U.S. authorities to bring actions abroad.

Currently, a substantial portion of our operations and personnel are located outside the United States in Canada and Iceland. A majority of the members of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Foreign countries may have no arrangement for the reciprocal enforcement of judgments with the United States. As a result, recognition and enforcement in a foreign country of judgments of a court in the United States and any of the other jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Even if you sue successfully in a U.S. court or any other jurisdictions, you may not be able to collect on such judgment against us or our directors and officers. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers outside the United States.

We have appointed Bit Digital USA, Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

DESCRIPTION OF SHARE CAPITAL

The following description sets forth certain general terms and provisions of the ordinary shares and preference shares to which any prospectus supplement may relate.

In this “Description of Share Capital” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Bit Digital, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association (the “Articles”) and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

Our authorized share capital is US$10,100,000 consisting of 1,000,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preference shares, par value $0.01 per share. As of October 20, 2025, there were 322,140,256 ordinary shares and 1,000,000 preference shares issued and outstanding.

Ordinary Shares

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares (including our preference shares) under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including for the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands, every shareholder present in person or by proxy shall have one vote. On a poll, every shareholder entitled to vote (in person or by proxy) shall have one vote for each ordinary share and 50 votes for each preference share for which they are the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid-up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. A proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting (including votes cast by holders of our preference shares), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast (including votes cast by holders of our preference shares). Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may, with the sanction of a special resolution and any other sanction required by the Companies Act, consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares. We may, subject to obtaining the necessary approvals under our memorandum and articles of association, issue shares that are, or at our option or at the option of the holders are, subject to redemption. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this (and any necessary approvals thereunder are duly obtained) and the company has the ability to pay its debts as they fall due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares do not have preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares with enhanced rights to vote without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company, other than in certain exceptional circumstances.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Securities Transfer & Registrar, whose address is Bayside Center 1, 17755 North US Highway I9, Suite 140, Clearwater, Florida 33764.

Preference Shares

Dividends. The holders of our preference shares are entitled to receive, when, if and as paid or declared by the Directors, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on our ordinary shares, dividends at the annual rate of eight percent (8%) of the original purchase price per preference share, as adjusted for any share combinations or subdivisions, bonus issues and similar recapitalization events ("Recapitalization Events"). The right to dividends on preference shares are not cumulative, and no right accrues to holders of preference shares by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

Liquidation / Insolvency Preference. On a liquidation of the Company, the holder of any preference shares shall have the right to receive in preference to the holders of the ordinary shares, the greater of (A) the original purchase price of that preference share (adjusted for any Recapitalization Events) plus any declared but unpaid dividends thereon, but with no right to share in the distribution of any surplus assets of the Company, or (B) that amount that such preference share would have received had it been converted into an ordinary share pursuant to the conversion provisions in our Articles (as summarized below) on the day immediately prior to the date on which the Company entered liquidation. On an insolvency, liquidation or winding up of the Company, the holder of our preference shares shall be repaid in priority to the holders of our ordinary shares.

Conversion. Subject to the limitations summarized out below, the holder of any preference share may convert any preference shares held by them into ordinary shares of the Company on a one-for-one basis. The holder of any preference shares shall not be permitted to convert its preference shares into ordinary shares if such conversion would result in such holder being the registered owner of more than 4.99% of the issued ordinary shares of the Company.

Enhanced voting rights. For all matters relating to the Company requiring the votes of shareholder by a poll or by proxy, each preference share shall carry the equivalent number of votes as 50 ordinary shares.

If applicable, the prospectus supplement relating to a particular issue of preference shares will include a discussion of material U.S. federal income tax considerations.

Other rights that may attach to our shares

Subject to our memorandum and articles of association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of the Companies Act, any share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

Provisions in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Act applicable to us.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies, provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation of two Cayman Islands companies, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must be obtained but if such secured creditor does not grant that person’s consent then the Courts of the Cayman Islands may upon application of the constituent company that has issued the security waive the requirement for such consent upon such terms as to security to be issued by the consolidated or surviving company or otherwise as the Court considers reasonable. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a director’s declaration regarding matters prescribed by the Companies Act, an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders or each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable.

The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of minority shareholders. When an offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. A dissenting shareholder may object by making an application to the Grand Court of the Cayman Islands within one month from the date of notice being given that their shares are being compulsorily acquired. If an arrangement and reconstruction is thus approved, or if an offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than ten (10%) percent of all paid up share capital in issue and carrying the right of voting at general meetings to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation may be removed with our without cause with the approval of a majority of the outstanding shares entitled to vote. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two- tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, directors have a fiduciary duty to act in the best interests of the company and for a proper purpose.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they come due, by an ordinary resolution of its members. The court has authority to order winding up of a company in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Options

Share-based compensation such as restricted stock units (“RSUs”), incentive and non-statutory stock options, restricted shares, share appreciation rights and share payments may be granted to any directors, employees and consultants of the Company or affiliated companies under the 2021 Omnibus Equity Incentive Plan (“2021 Plan”), 2021 Second Omnibus Equity Incentive Plan (“2021 Second Plan”), 2023 Omnibus Equity Incentive Plan (“2023 Plan”), and 2025 Omnibus Equity Incentive Plan (“2025 Plan”). An aggregate of 2,415,293 RSUs were granted under the 2021 Plan and no ordinary shares remain reserved for issuance under the 2021 Plan. There are 5,000,000 ordinary shares authorized for issuance under the Company’s 2021 Second Plan, under which 1,462,378 shares remain reserved for issuance. There are 5,000,000 ordinary shares authorized for issuance under the Company’s 2023 Plan, under which 1,021,375 shares remain reserved for issuance. There are 8,000,000 ordinary shares authorized for issuance under the Company’s 2025 Plan, under which 2,658,740 shares remain reserved for issuance as of October 20, 2025.

The Plans allow the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The Plans provides for accelerated vesting of unvested options if there is a change in control, as defined in the Plans.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preference shares, ordinary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preference shares or ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our ordinary shares or preference shares will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the ordinary shares or preference shares that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of ordinary shares or preference shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, preference shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our ordinary shares, preference shares or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of our ordinary shares, preference shares or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including ordinary shares, preference shares, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or direct purchasers;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

White & Case LLP, Houston, Texas will pass upon certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Ogier (Cayman) LLP will pass upon the validity of the securities being registered hereby and certain other Cayman Islands legal matters in connection with the registration of such securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 have been incorporated by reference in this prospectus in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, on its audit of our financial statements given on authority of this firm as expert in accounting and auditing.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED

OCTOBER 31, 2025)

Bit Digital, Inc.

Up to $2,500,000,000

Ordinary Shares

We have entered into an At The Market Offering Agreement, dated April 29, 2025, as amended on October 31, 2025 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the offer and sale of up to $2.5 billion of our ordinary shares, par value $0.01 per share (“ordinary shares”), pursuant to this prospectus supplement and the accompanying base prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell ordinary shares from time to time through Wainwright acting as our sales agent or principal. Sales of our ordinary shares, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (“Nasdaq”), the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds per share sold under the Sales Agreement. In connection with the sale of ordinary shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our ordinary shares are listed on Nasdaq under the symbol “BTBT.” On October 30, 2025, the last reported sale price of our ordinary shares on Nasdaq was $3.54 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 2  OF THE BASE PROSPECTUS AND PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT, AND IN ANY APPLICABLE FREE WRITING PROSPECTUS, AS WELL AS UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 31, 2025

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying base prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying base prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. To the extent there is an inconsistency or a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying base prospectus relates only to an offering of up to $2.5 billion of our ordinary shares through Wainwright as sales agent. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and Wainwright on April 29, 2025, as amended on October 31, 2025, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

We have not, and Wainwright has not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Wainwright take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses that we may authorize for use in connection with this offering), together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find More Information” in their entirety, before making an investment decision.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

References to the “Bit Digital,” “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Bit Digital, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025) (the “2024 Form 10-K”);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 14, 2025);

●	Schedule 14A Proxy Statement filed on April 10, 2025 (excluding any portions thereof that would not be included in the Part III information of an Annual Report on Form 10-K);

●	our Current Reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, April 15, 2025, April 16, 2025, May 23, 2025, May 23, 2025, June 25, 2025, June 25, 2025, June 27, 2025, July 15, 2025, July 29, 2025, August 8, 2025, September 10, 2025, September 17, 2025, September 19, 2025, September 22, 2025, September 24, 2025, September 25, 2025, September 29, 2025 and October 2, 2025; and

●	the description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F for the year ended December 31, 2023 (filed on March 18, 2024).

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits under Item 9.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Bit Digital, Inc.

31 Hudson Yards, Floor 11

New York, New York 10001

Attention: Corporate Secretary

(212) 463-5121

S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business and statements regarding our financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “anticipate,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “potential,” “will,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section titled “Risk Factors,” included in the 2024 Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Second Quarter 2025 10-Q”), our Current Report on Form 8-K filed on September 29, 2025 (the “September 29, 2025 8-K”) and other risk factors detailed from time to time in filings with the SEC. Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including those included in our 2024 Form 10-K, Second Quarter 2025 10-Q and September 29, 2025 8-K and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iv

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Bit Digital and this offering, you should carefully read this prospectus, including the information incorporated by reference into this prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus entitled “Risk Factors,” under the heading “Risk Factors” in the 2024 Form 10-K, the Second Quarter 2025 10-Q and the September 29, 2025 8-K,  as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and in our other filings with the SEC.

Overview and Corporate Information

We are a publicly traded digital asset and digital infrastructure platform. Our digital assets business is focused on Ethereum (ETH)-native treasury and staking strategies. We began accumulating and staking ETH in 2022 and now operate one of the largest institutional Ethereum staking infrastructures globally. Our platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the ETH ecosystem, we aim to deliver secure, scalable, and compliant access to onchain yield. Our digital infrastructure business is focused on our controlling majority equity stake in WhiteFiber Inc. (“WhiteFiber”) (Nasdaq: WYFI), a leading provider of AI infrastructure and HPC solutions.

We qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our ordinary shares held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) the market value of our ordinary shares held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter and our annual revenues for the prior completed fiscal year do not exceed $100 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. Based on our public float as of June 30, 2025, we expect to lose our smaller reporting company status in 2026.

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY 10001. Our telephone number is (212) 463-5121, and our website address is https://bit-digital.com/. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Recent Developments

Preliminary Financial Results for the Three Months Ended September 30, 2025

Our unaudited condensed consolidated financial results for the three months ended and as of September 30, 2025 are not yet complete and/or will not be available until after the date of this prospectus supplement. Accordingly, we are presenting below certain preliminary estimated and unaudited data for the three months ended and as of September 30, 2025. The estimated and unaudited data are preliminary, and actual results for the three months ended September 30, 2025 remain subject to the completion of our financial close processes and management’s final reviews of our financial data for the three months ended September 30, 2025. Such estimated and unaudited data constitute forward-looking statements based solely on information available to us as of the date of this prospectus supplement. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting practices (“U.S. GAAP”). Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not recognize materially different financial results for the three months ended September 30, 2025 than such preliminary estimated and unaudited data. Further, our preliminary estimated and unaudited results should not be considered an indication of expected performance for the three months ended September 30, 2025 and are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The preliminary and unaudited estimates presented below have been prepared by, and are the responsibility of, management. Audit Alliance LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information. Accordingly, Audit Alliance LLP does not express an opinion or any other form of assurance with respect thereto.

Once our quarter-end financial closing process is completed, we will report financial results for the three months ended and as of September 30, 2025. The following information and estimates contain certain forward-looking statements. While we believe that such information and estimates are based on reasonable assumptions, our actual results may vary. Factors that could cause the preliminary estimated and unaudited data to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ended September 30, 2025; and (ii) discovery of new information that affects accounting estimates, management judgment, or impacts valuation methodologies underlying these estimated results.

We have presented the following preliminary estimated and unaudited data for the three months ended September 30, 2025:

	Three months ended September 30, 2025
	Estimated
	Low	High
Statement of Operations Data:
Revenue	$28,940,801	$31,987,202
Cost of Revenue (exclusive of depreciation)	$(11,528,567)	$(12,742,100)

In addition, we estimate that our cash and cash equivalents as of September 30, 2025 is between $173.7 million and $184.5 million, which amount includes proceeds from the initial public offering of WhiteFiber.

As of September 30, 2025, the Company held approximately 122,187 ETH, which includes approximately 15,075 ETH and ETH-equivalents held in an externally managed fund, and approximately 5,142 ETH presented on as-converted basis from LsETH using the Coinbase conversion rate as of September 30, 2025.

THE OFFERING

Ordinary Shares offered by us	Up to $2.5 billion of our ordinary shares pursuant to the Sales Agreement through or to Wainwright as sales agent or principal. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Ordinary Shares to be outstanding immediately after this offering

Up to 946,982,507 ordinary shares (as more fully described in the paragraph following this table), assuming sales of 625,842,251 ordinary shares in this offering, which is the maximum number of shares that are available as of the date of this prospectus supplement for issuance under our amended and restated memorandum and articles of association pursuant to which we are authorized to issue up to 1,000,000,000 ordinary shares, at an assumed offering price of $3.54 per share, the last reported sale price of our ordinary shares on Nasdaq on October 30, 2025.

To issue ordinary shares in an amount up to $2.5 billion, we may need more than 1,000,000,000 authorized ordinary shares, depending on the sales price. In such case, we would need to amend our amended and restated memorandum and articles of association in order to increase our authorized shares, which would be subject to, among other things, approval of our shareholders. There is no guarantee we would be able to obtain such approval in a timely manner or at all. For illustrative purposes, if our authorized shares are increased, we could issue up to 706,214,689 ordinary shares to realize the full $2.5 billion in sales amount available under this offering, based on an assumed offering price of $3.54 per share, the last reported sale price of our ordinary shares on Nasdaq on October 30, 2025.

The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” made from time to time through or to Wainwright as sales agent or principal. See the section of this prospectus supplement entitled “Plan of Distribution” beginning on page S-10 for additional detail.

Dividend Policy

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See the section of this prospectus supplement entitled “Dividend Policy” beginning on page S-9 for additional detail.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets. See “Use of Proceeds” for additional information. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-9 for additional detail.

Trading symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 and other information included or incorporated in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

The number of ordinary shares to be outstanding immediately after this offering is based on 322,140,256 ordinary shares outstanding as of October 20, 2025 and does not give effect to the exercise of any outstanding options, restricted stock units or other awards granted under our equity incentive plans, the conversion of preference shares to ordinary shares or the conversion of our 4.00% Convertible Senior Notes due 2030 (the “2030 convertible notes”) to ordinary shares. To the extent equity awards vest or are exercised, or to the extent preference shares or the 2030 convertible notes are converted to ordinary shares, there may be further dilution to new investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors below, in the 2024 Form 10-K, the Second Quarter 2025 10-Q and the September 29, 2025 8-K (which are incorporated by reference into this prospectus), and other filings we make with the SEC, which are incorporated by reference into this prospectus. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our ordinary shares.

Risks Related to this Offering

We currently intend to use the net proceeds of this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets, the prices of which have been, and may continue to be, subject to significant volatility.

We currently intend to use the net proceeds from this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets. The prices or values of Ethereum and other digital assets in which we may invest or trade have been, and will likely continue to be, subject to significant volatility. In addition, there is no guarantee that we will be able to sell our ETH at prices quoted on various cryptocurrency trading platforms or at all if we determine to do so. The supply of ETH is currently controlled by the source code of the Ethereum platform, and there is a risk that the developers of the code and the participants in the Ethereum network could develop and/or adopt new versions of the Ethereum software that significantly increase the supply of ETH in circulation, negatively impacting the trading price of ETH. Future fluctuations in Ethereum trading prices may result in our converting Ethereum purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering. Further, any significant decrease in the price of ETH may materially and adversely affect the value of our securities and, in turn, our business and financial condition. In the event we use the net proceeds of this offering for general corporate purposes, our management has broad discretion to use of these proceeds and may use them in ways that are unsuccessful or in ways investors do not agree with.

The ordinary shares will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold in this offering will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

In connection with this offering, we may currently offer and sell up to 625,842,251 ordinary shares, which is the maximum number of shares available for issuance under our amended and restated memorandum and articles of association pursuant to which we are authorized to issue up to 1,000,000,000 ordinary shares. To issue ordinary shares in an amount up to $2.5 billion, we may need more than 1,000,000,000 authorized ordinary shares, depending on the sales price. In such case, we would need to increase our authorized shares, which would be subject to, among other things, the approval of our shareholders/ There can be no guarantee we would be able to obtain such approval in a timely manner or at all. For illustrative purposes, if our authorized shares are increased, we could issue up to 706,214,689 ordinary shares to realize the full $2.5 billion in sales amount available under this offering, based on an assumed offering price of $3.54 per share, the last reported sale price of our ordinary shares on Nasdaq on October 30, 2025.

Our preliminary financial information represents management’s current reconciliation and is subject to change.

The preliminary estimated financial results contained in “Prospectus Supplement Summary—Recent Developments— Preliminary Financial Results for the Three Months Ended September 30, 2025” represents only preliminary financial results and is based on information available to management as of the date of this prospectus supplement. Our actual financial results as of, and for the three months ended, September 30, 2025 are subject to the completion of our financial statements as of such date and for such period. Our actual financial results as of, and for the three months ended, September 30, 2025 may differ from the preliminary estimated financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized.

The preliminary estimated financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Audit Alliance LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Audit Alliance LLP does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three months ended, September 30, 2025 will be included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. See the other risks described in this section and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the quarterly period ended September 30, 2025.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional our ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of ordinary shares or equity-linked securities in the public market, or the perception that such sales may occur, could lower the trading price for our ordinary shares and result in dilution to existing shareholders.

We may in the future sell additional ordinary shares or equity-linked securities to raise capital. In addition, a substantial number of ordinary shares are reserved for issuance upon conversion of the 2030 convertible notes as well as in connection with the exercise or vesting of awards under our equity incentive plans. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our ordinary shares or equity-linked securities in the public market. Future sales of substantial amounts of our ordinary shares (including in this offering), or securities convertible or exchangeable into our ordinary shares, into the public market, or the perception that those sales could occur, could adversely affect the prevailing market price of our ordinary shares and our ability to raise capital in the future. Any current or future sales of ordinary shares in the public market by us will result in dilution to our existing shareholders. Additionally, we are unable to predict the effect that sales by, or the perceived possibility of sales by, our directors, executive officers and existing stockholders of our ordinary shares in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

The trading price of our ordinary shares is subject to pricing factors that are not necessarily associated with traditional factors that influence share prices or the value of non-bitcoin assets.

The market price of our ordinary shares may be highly volatile and may fluctuate substantially due to many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain, bitcoin, Ethereum and other digital assets;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	sales of our ordinary shares by our officers, directors or significant shareholders;

●	other actions taken by our shareholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	issuance of new or changed securities analysts’ reports or recommendations regarding us;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours;

●	the prospects of the industry in which we operate;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	fluctuations in the market price of crypto assets, notably Ethereum;

●	the level of short interest in our shares; and

●	other risks, uncertainties and factors described in our 2024 Form 10-K, the Second Quarter 2025 10-Q and the September 29, 2025 8-K.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of our ordinary shares. When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, which requires significant management time and attention, resulting in significant legal expenses and potential damages.

The trading price of WhiteFiber’s ordinary shares may fluctuate significantly and WhiteFiber’s financial condition, results of operations and its ability to meet its targeted expectations may be impacted due to a number of factors.

On August 8, 2025, WhiteFiber completed its initial public offering and its ordinary shares began trading as a separate publicly traded company on the Nasdaq Stock Market LLC under the symbol “WYFI.” The market price of WhiteFiber ordinary shares may fluctuate significantly and WhiteFiber’s financial condition, results of operations and its ability to meet its targeted expectations may be impacted due to a number of factors, some of which may be beyond WhiteFiber’s control, including:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to WhiteFiber;

●	actual or anticipated changes in its growth rate relative to its competitors in the rapidly evolving industries in which it operates;

●	the capital-intensive nature of the industries in which it operates and its ability to successfully raise capital on favorable terms or at all. For example, without obtaining additional debt financing, WhiteFiber will not have sufficient funds to retrofit NC-1 into a HPC data center or achieve its estimated 76 MW (gross) of total HPC data center capacity by the end of the fourth quarter of 2026 and other growth strategies;

●	the intensity of competition in the data centers operations, including for real estate, energy and customers, and WhiteFiber’s ability to compete;

●	the curtailment or disruption in energy supply in Iceland, Canada or the U.S. due to regulations and policies implemented by their respective governments or otherwise;

●	changes in tariffs or import restrictions;

●	disruptions, shortages or delays in WhiteFiber’s ability to source GPUs and other materials and price increases from suppliers have and may continue to occur;

●	commercial success and market acceptance of AI infrastructure services;

●	strategic transactions undertaken by WhiteFiber;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes or issues concerning our intellectual property or other proprietary rights, including, for example, if one of WhiteFiber’s customers were to obtain exclusive rights to open source technologies that we employ across its businesses, its ability to realize significant operating efficiencies could be jeopardized;

●	its ability to prevent others from unauthorized use of its intellectual property, as it does not have any patents protecting our intellectual property;

●	sales of its ordinary shares by its officers, directors or significant shareholders;

●	other actions taken by its shareholders;

●	future sales or issuances of equity or debt securities by WhiteFiber;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters or any other adverse impact to WhiteFiber’s data centers due to climate change;

●	issuance of new or changed securities analysts’ reports or recommendations regarding WhiteFiber;

●	legal proceedings involving WhiteFiber or the industry in which it operates or both;

●	changes in market valuations of companies similar to WhiteFiber;

●	the prospects of the industry in which it operates;

●	speculation or reports by the press or investment community with respect to WhiteFiber or its industry in general; and

●	the level of short interest in WhiteFiber’s ordinary shares.

In addition, the stock markets have recently and in the past experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of WhiteFiber’s ordinary shares. When the price of a share has been volatile, holders of that share have sometimes instituted securities class action litigation against the issuer.

Prior to the consummation of WhiteFiber’s initial public offering, the Company held all of the issued and outstanding ordinary shares of WhiteFiber. After giving effect to WhiteFiber’s initial public offering (including the underwriters’ exercise of their option to purchase additional ordinary shares), the Company holds approximately 71.5% of the issued and outstanding ordinary shares of WhiteFiber. Any fluctuations in the trading price of WhiteFiber’s ordinary shares may also impact the trading price of the Company’s ordinary shares.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, a non-U.S. corporation is a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) during such year consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income for such year consists of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). The value of goodwill generally will be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly indirectly or constructively, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

While the Company’s management has obtained a third-party analysis for 2024 and does not believe that the Company should be classified as a PFIC for 2024, PFIC status is determined annually, and whether the Company will be a PFIC for the current taxable year or any future taxable year is uncertain. Moreover, the Company is not committing to determine whether it is or is not a PFIC on an annual basis.

If we are (or are treated with respect to a U.S. investor as) a PFIC for any taxable year during which a U.S. investor owns our ordinary shares, the U.S. investor generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements. Prospective U.S. investors of the notes should consult their tax advisers regarding the application of the PFIC rules in their particular circumstances. See “Taxation—Certain Material United States Federal Income Tax Considerations.”

USE OF PROCEEDS

We may issue and sell our ordinary shares having aggregate sales proceeds of up to $2.5 billion from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

Pending the use of the net proceeds described above, we may invest the net proceeds from this offering in a variety of capital preservation investments, including money market funds, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright under which we may offer and sell our ordinary shares from time to time through or to Wainwright as sales agent or principal.

Upon delivery of a sales notice and subject to the terms and conditions of the Sales Agreement, Wainwright may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Each time we wish to sell ordinary shares under the Sales Agreement, we will designate the maximum amount of ordinary shares to be sold by Wainwright daily (subject to the limitations set forth in the Sales Agreement) and the minimum price per share at which such ordinary shares may be sold. Subject to the terms and conditions of the Sales Agreement, Wainwright shall use its commercially reasonable efforts to sell on a particular day all of the ordinary shares designated for the sale by the Company on such day. We may instruct Wainwright not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Wainwright will be entitled to compensation at a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain fees and expenses of its legal counsel incurred in connection with the offering of our ordinary shares pursuant to the Sales Agreement, up to a maximum of $100,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 per Representation Date (as defined in the Sales Agreement). We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of ordinary shares will occur on the first trading day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our ordinary shares provided for in this prospectus or (ii) the termination of the Sales Agreement as permitted therein. We and Wainwright may each terminate the Sales Agreement as set forth in the Sales Agreement.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters with respect to U.S. law will be passed upon for us by White & Case LLP, Houston, Texas. The validity of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Ogier (Cayman) LLP. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for Wainwright in connection with this offering.

EXPERTS

Our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 have been incorporated by reference in this prospectus in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, on its audit of our financial statements given on authority of this firm as expert in accounting and auditing.

Up to $2,500,000,000

Ordinary Shares

H.C. Wainwright & Co.

October 31, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	345,250.00*
Printing and engraving expenses	**
Blue sky fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent fees and expenses	**
Miscellaneous fees and expenses	**
Total	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, other than $345,250 paid in connection with the sales agreement prospectus supplement included in this Registration Statement..

**	The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of the registrant’s Amended and Restated Memorandum and Articles of Association.

(B) The Amended and Restated Memorandum and Articles of Association of the registrant provides as follows:

Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company which shall be invested or for any loss of the monies of the Company which shall be invested on for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

(C) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

(a) The Indemnification Agreement entered into with Sam Tabar (the “Indemnitee”) dated as of March 31, 2021 in connection with his Employment Agreement provides for a supplement to and in furtherance of the Amended and Restated Memorandum and Articles of Association. The Indemnitee did not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company to be adequate.

(b) The Indemnitee shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined) other than a Proceeding by or in the right of the Company. The Indemnitee shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c) The Indemnitee shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(d) To the extent that the Indemnitee is a party to and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter.

(e) Whether or not indemnification is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company waived and relinquished any right of contribution it may have against the Indemnitee.

(f) All agreements and obligations of the Company contained in the Agreement shall continue until the date that is 10 years after the date upon which the Indemnitee’s corporate status terminates and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding.

(g) The Indemnitee provided certain consulting services to the Company prior to his employment by the Company pursuant to an agreement dated February 1, 2021 between the Company and Wellington Park Inc. (“Wellington”), a company owned by the Indemnitee. To further induce the Indemnitee to accept employment with the Company, the Company agrees that the terms of the Indemnification Agreement shall apply to Wellington as if Wellington were also the “Indemnitee” under such Agreement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.
1.2	At the Market Offering Agreement, dated April 29, 2025, between Bit Digital, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1. to the Registrant’s Registration Statement on Form S-3 filed on April 30, 2025).
1.3	Amendment to At the Market Offering Agreement, dated October 31, 2025, between Bit Digital, Inc. and H.C. Wainwright & Co., LLC.
4.1	Form of Indenture relating to the Company’s Debt Securities (incorporated by reference to Exhibit 4.14 to the Registrant’s Amendment No.1 to Registration Statement on Form S-3 filed on June 11, 2025).
4.2*	Form of Debt Security.
4.3*	Form of Warrant.
4.4*	Form of Warrant Agreement.
4.5*	Form of Preference Share Certificate.
4.6*	Form of Ordinary Share Certificate.
4.7*	Form of Subscription Rights Certificate.
4.8*	Form of Subscription Rights Agreement.
4.9*	Form of Unit Agreement.
4.10*	Form of Unit Certificate.
4.11	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form F-3 filed on August 30, 2021).
4.12	Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 99.3 to the Registrant’s Proxy Statement on Form 6-K filed on June 30, 2022).
4.13	Amended and Restated Articles of Association (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K filed on October 30, 2024).
4.14	Director’s Certificate dated April 20, 2021 Creating Preference Shares (incorporated by reference to Exhibit 2.3 to the Registrant’s Form 6-K filed on May 18, 2021).
4.15	Director’s Certificate dated September 25, 2025 evidencing passage of shareholder resolution at September 25, 2025 General Meeting (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on September 25, 2025).
4.16	Rights of Ordinary Shareholders (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 18, 2024).
5.1	Opinion of White & Case LLP.
5.2	Opinion of Ogier (Cayman) LLP.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).
23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.2).
23.3	Consent of Audit Alliance LLP.
24.1	Powers of Attorney (included on the signature page of the Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.
107	Calculation of Filing Fee Tables.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)	Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2025.

BIT DIGITAL, INC.
(Registrant)

By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

Each of the undersigned officers and directors of Bit Digital, Inc. hereby severally constitute and appoint Sam Tabar and Erke Huang his or her true and lawful attorneys, with full power of substitution and revocation, with full power to sign for him or her and in his or her name in the capacity or capacities indicated below and any amendment or supplement to the Registration Statement on Form S-3 filed herewith, including any post-effective amendments and supplements to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and generally to do all such things in his or her name and behalf in our capacities as officers and directors to enable Bit Digital, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature(s) as they may be signed by his or her said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sam Tabar	Chief Executive Officer	October 31, 2025
Sam Tabar	(Principal Executive Officer)

/s/ Erke Huang	Director and Chief Financial Officer	October 31, 2025
Erke Huang	(Principal Accounting Officer)

/s/ Justin Zhu	Chief Accounting Officer and Senior Vice President of Finance	October 31, 2025
Justin Zhu	(Principal Financial Officer)

/s/ Zhaohui Deng	Director	October 31, 2025
Zhaohui Deng

/s/ Ichi Shih	Director	October 31, 2025
Ichi Shih

/s/ Jishu (Bill) Xiong	Director	October 31, 2025
Jishu (Bill) Xiong

/s/ Brock Pierce	Director	October 31, 2025
Brock Pierce

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bit Digital, Inc. has signed this registration statement on the 31st day of October, 2025.

Bit Digital USA, Inc.

/s/ Sam Tabar
By:	Sam Tabar
Title:	Chief Executive Officer